UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )
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Luminent Mortgage Capital, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 18, 2006
Dear Stockholder:
      On behalf of the board of directors and management of Luminent Mortgage Capital, Inc., I cordially invite you to attend our 2006 annual meeting of stockholders. Our meeting will be held at 10:00 a.m., local time, on May 24, 2006 at our main offices, located at One Market Street, Spear Tower, 30th Floor, San Francisco, California 94105.
      At our meeting, stockholders will elect two Class III directors and act upon any other matter that properly comes before our annual meeting or any adjournment or postponement of our annual meeting.
      Your vote is important. Whether or not you plan to attend our annual meeting, I hope you will read the enclosed proxy statement and then complete, sign and date the enclosed proxy card and return it in the envelope provided. Please note that you may vote in person at our annual meeting even if you have previously returned the card.
      Thank you for you attention to this important matter. I look forward to seeing those of you who can attend our annual meeting on May 24, 2006.

Sincerely,

Gail P. Seneca
Chairman of the Board and
Chief Executive Officer

LUMINENT MORTGAGE CAPITAL, INC.
ONE MARKET STREET, SPEAR TOWER, 30th FLOOR
SAN FRANCISCO, CA 94105
(415) 978-3000
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 24, 2006
      Notice is hereby given that our annual meeting of stockholders will be held at our main offices, located at One Market Street, Spear Tower, 30th Floor, San Francisco, California, 94105, on Wednesday, May 24, 2006, at 10:00 a.m., local time.
      A proxy card, a proxy statement for our annual meeting and our Annual Report on Form 10-K for the year ended December 31, 2005 are enclosed.
      The purposes of our annual meeting are:

1. to elect two Class III directors who will serve until our 2009 annual meeting of stockholders and until their successors are elected; and

2. to act upon any other matter that properly comes before our annual meeting or any adjournment or postponement of our annual meeting.
      Stockholders of record at the close of business on March 28, 2006 are entitled to vote at our annual meeting and any adjournment or postponement thereof. A list of stockholders entitled to vote at our annual meeting will be available for examination at our main office by any stockholder for any purpose germane to our annual meeting during the 10 days prior to our annual meeting, as well as at our annual meeting.
      You are requested to complete, sign and date the enclosed proxy card, which is solicited on behalf of our board of directors, and to mail it promptly in the envelope provided. The proxy will not be used if you attend our annual meeting and tell us you wish to vote in person.

By Order of the Board of Directors,

Christopher J. Zyda
Secretary
San Francisco, California
April 18, 2006
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE US THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A PRE-ADDRESSED POSTAGE-PAID ENVELOPE IS PROVIDED FOR YOUR CONVENIENCE.

LUMINENT MORTGAGE CAPITAL, INC.
PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 24, 2006
      This proxy statement is being furnished in connection with our solicitation of proxies by the board of directors of Luminent Mortgage Capital, Inc., a Maryland corporation, for use at our 2006 annual meeting of stockholders to be held at One Market Street, Spear Tower, 30th Floor, San Francisco, California 94105, on Wednesday, May 24, 2006 at 10:00 a.m., local time, and any postponement or adjournment thereof.
      Stockholders are requested to complete, date and sign the enclosed proxy card, or “proxy,” and return it in the envelope provided. Valid proxies will be voted as specified thereon at our annual meeting. Any notice of revocation sent to us must include the stockholder’s name and must be received prior to our annual meeting to be effective.
      We are mailing this proxy statement and the enclosed proxy to our stockholders commencing on or about April 19, 2006. Our principal executive offices are located at One Market Street, Spear Tower, 30th Floor, San Francisco, California, 94105.
ABOUT OUR ANNUAL MEETING AND VOTING

What is the purpose of our annual meeting?
      At our annual meeting, stockholders will be asked to elect two Class III directors. In addition, our management will report on our performance during 2005 and respond to appropriate questions from stockholders.

Will stockholders be asked to vote on any other matters?
      As far as our board of directors and management know, stockholders will vote at our annual meeting only on the election of directors described in this proxy statement. However, if any other matter properly comes before our annual meeting, the persons named as proxies for stockholders will vote on those matters in accordance with their judgment.

Who is entitled to vote at our annual meeting?
      Holders of record of our common stock as of the close of business on March 28, 2006, which is the record date, are entitled to vote at our annual meeting. As of March 28, 2006, we had 39,489,645 shares of common stock outstanding. Stockholders are entitled to cast one vote per share on each matter presented for consideration at our annual meeting. If our annual meeting is adjourned or postponed, your common stock may be voted by the proxies on the new meeting date as well, unless you have revoked your proxy.

What is a quorum for our annual meeting?
      The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes entitled to be cast by all stockholders will constitute a quorum for the transaction of business at our annual meeting. Mellon Investor Services LLC, the inspector of election appointed for our annual meeting, will determine whether a quorum is present. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares present at our annual meeting.

How do I vote?
      If you hold your shares in your own name as a holder of record, you may vote your shares of common stock in person at our annual meeting or by proxy by returning your proxy to us in the envelope that we have provided to you. If your common stock is held by a broker, bank or other nominee, you will receive instructions on how to vote your shares.

Can I change my vote?
      Yes. If you are a stockholder of record, you can revoke your signed proxy at any time before it is voted. To revoke a proxy, you may send a written notice of revocation to our corporate secretary, Christopher J. Zyda, One Market Street, Spear Tower, 30th Floor, San Francisco, California 94105. You may also revoke a proxy by submitting another signed proxy with a later date or by voting in person at our annual meeting.
      If you are not a stockholder of record, you may submit new instructions to your broker, bank, or other nominee.

What are our board’s recommendations on how to vote my shares?
      Our board of directors recommends you vote FOR the election of each of the nominees for election as Class III directors.

What vote is required to approve the election of directors?
      The two persons receiving the highest number of “FOR” votes cast by our stockholders at our annual meeting will be elected as Class III directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more nominees will not be voted with respect to the nominee or nominees indicated.
      If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendation of our board of directors, i.e., for the election of our nominees for Class III directors. If other matters are properly brought before our annual meeting, the vote required will be determined by applicable law, the rules of the New York Stock Exchange, or NYSE, and our charter and bylaws, as applicable.

Who will count the votes?
      Representatives of Mellon Investor Services LLC, our independent inspector of elections, will count the votes.

STOCK OWNERSHIP

How much stock do our directors and executive officers beneficially own?
      The following table sets forth as of March 28, 2006 the amount and percentage of our common stock beneficially owned by each of our directors, each of the executive officers named in the Summary Compensation Table in this proxy statement and all of our current directors and executive officers as a group.
      Except as otherwise noted, the beneficial owners named in the following table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them, subject to community property laws, where applicable.

	Shares of Common
	Stock Beneficially Owned	Percent

Name of Individual or Identity of Group(1)
Gail P. Seneca, Ph.D.(2)	427,527	1.1%
Leonard Auerbach, Ph.D.	15,500	*
Robert B. Goldstein	67,921	*
Bruce A. Miller, CPA	4,000	*
S. Trezevant Moore, Jr.(3)	159,000	*
Donald H. Putnam	25,000	*
Joseph E. Whitters, CPA	210,000	*
Christopher J. Zyda(4)	82,249	*

All directors and executive officers as a group (8 persons)	988,197	2.5%

*	less than 1%.

(1)	The address of each of our officers and directors is c/o Luminent Mortgage Capital, Inc., One Market Street, Spear Tower, 30th Floor, San Francisco, California 94105.

(2)	Includes 200,000 shares of restricted stock that vest in equal installments in 2007 and 2008.

(3)	Includes 157,000 shares of restricted stock that vest in 2007, 2008 and 2009.

(4)	Includes 34,016 shares of restricted stock that vest in 2006, 2007 and 2008. Also includes currently exercisable stock options to purchase 33,333 shares of our common stock.

Does any stockholder own 5% or more of our common stock?
      The table below shows each stockholder known to us to own beneficially five percent or more of our common stock.

	Shares of Common Stock
	Beneficially Owned(1)	Percent

Name of Beneficial Owner(1)
Barclay’s Global Investors, NA	6,196,467	15.10%
Cramer Rosenthal McGlynn, LLC	2,220,600	5.41

(1)	As reported in a Schedule 13G filed with the Securities and Exchange Commission (the “SEC”).
PROPOSAL NO. 1
ELECTION OF DIRECTORS
      Our directors are divided into three classes serving staggered three-year terms. As a result, every year one class, including approximately one-third of our total number of directors, stands for election by our stockholders. Directors hold office until their successors are elected. Our board of directors currently consists of two Class I directors, three Class II directors and two Class III directors.
      At our annual meeting, our stockholders will vote to elect two Class III directors, whose terms will expire at our annual meeting of stockholders in 2009 and upon the election of their successors.
      The persons named in the enclosed proxy will vote to elect Bruce A. Miller and Donald H. Putnam as Class III directors, unless you withhold authority to vote for the election of one or more of the nominees by marking your proxy to that effect. Each nominee is currently a director.

Nominees for Election as Class III Directors
      Bruce A. Miller, CPA, age 63, has been our lead independent director since 2003. Mr. Miller is a retired managing partner of the E&Y Kenneth Leventhal Real Estate Group, San Francisco, California, where he served from 1980 to 1999. Mr. Miller is a certified public accountant and a member of the American Institute of Certified Public Accountants. Mr. Miller is the chairman of the board of LumenIQ, Inc., president of the board of The San Francisco Food Bank and is a director of AMB Institutional Alliance REIT I, Inc., Great Circle Water (Technologies), Inc., California Center for Land Recycling and Whitney Cressman Limited. Mr. Miller has acted as an advisor to David J. Brown Real Estate Investor since early 2003. Mr. Miller earned a B.A. degree from Drexel University and an M.B.A. degree from New York University.
      Donald H. Putnam, age 54, has been one of our independent directors since August 2003. Mr. Putnam is currently the Managing Partner of Grail Partners LLC, a merchant banking firm providing advice and capital to the investment management business worldwide that he founded in 2005. From 1987 through 2004, he was chief executive officer of Putnam Lovell NBF Securities Inc. Putnam Lovell is a global investment banking firm Mr. Putnam founded in 1987 and sold in 2002 to National Bank Financial, the broker/dealer subsidiary of National Bank of Canada. From 1980 to 1986, Mr. Putnam held various senior positions at SEI Investments Inc. a public investment advisory firm. From 1978 to 1980, Mr. Putnam was a senior consultant at Catallatics Corporation, a financial services company, where he devised new products and strategies for banking clients. From 1973 to 1978, Mr. Putnam held various positions in the trust and investment group of Bankers Trust Company. Mr. Putnam’s education includes undergraduate work at New York University and Franklin Pierce College.
OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE
ABOVE-NAMED NOMINEES. PROXIES RECEIVED WILL BE SO VOTED UNLESS
STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXY.

BOARD OF DIRECTORS AND COMMITTEES
Our Directors
      The seven current members of our board of directors are as follows:

				Current
Name	Age	Position	Class	Term Expires

Directors and Executive Officers
Gail P. Seneca, Ph.D.	53	Chairman of the Board and Chief Executive Officer	II	2008
S. Trezevant Moore, Jr.	53	President and Chief Operating Officer	I	2007
Independent Directors
Bruce A. Miller, CPA	63	Lead Independent Director(1)(2)	III	2006
Leonard Auerbach, Ph.D.	59	Independent Director(3)	II	2008
Robert B. Goldstein	65	Independent Director(1)(2)(3)	II	2008
Donald H. Putnam	54	Independent Director(2)(3)	III	2006
Joseph E. Whitters, CPA	47	Independent Director(1)	I	2007

(1)	Audit Committee Member

(2)	Compensation Committee Member

(3)	Governance and Nominating Committee Member
      Our board of directors currently consists of seven members. Under our bylaws, the number of directors may be increased or decreased by our board, but may not be fewer than one nor more than 15. Any vacancy on our board of directors, whether resulting from the resignation or removal of a director or from an increase in the size of our board, may be filled only by a vote of our directors; alternately, a vacancy resulting from removal of a director may be filled by a vote of our stockholders. Two of our directors are also executive officers of Luminent and five of our directors are independent as determined under the independence standards of the NYSE.
      Our bylaws require that a majority of the members of our board of directors must be independent directors. Our bylaws also provide that all of the members of our audit committee, our compensation committee and our governance and nominating committee must be independent directors.
      As required by the rules of the NYSE, our board considered the independence of each of our directors under the NYSE’s standard of independence. Our board affirmatively determined that Messrs. Miller, Auerbach, Goldstein, Putnam and Whitters have no material relationship with us, either directly or as a partner, stockholder or officer of an organization that has a relationship with us, and are thus independent under the NYSE’s standard.

Class I Directors Continuing in Office After Our Annual Meeting
      The following information is furnished regarding our Class I Directors whose term of office continues until our 2007 annual meeting of stockholders and the election of their successors.
      S. Trezevant Moore, Jr., age 53, is our president and chief operating officer and has been a member of our board of directors since November 2005. Prior to joining us in March 2005, Mr. Moore was the executive vice president of capital markets for Radian Guaranty Inc. from

February 2000 to February 2005. Prior to his service at Radian, Mr. Moore held several senior level positions in the mortgage industry, including First Union National Bank from 1997 to 2000, Nationsbanc Capital Markets from 1994 to 1997, Citicorp Securities from 1989 to 1994 and First Boston from 1984 to 1989. Mr. Moore earned both his B.A. and M.B.A. degrees from the University of Pennsylvania.
      Joseph E. Whitters, CPA, age 47, has been one of our independent directors since August 2003. Mr. Whitters has served on the board of Omnicell, a public medication-dispensing technology company since 2003 and is the chairman of its audit committee and has served as a director of Mentor Corp., a medical products company, since 2004, where he is chairman of the board and a member of the audit committee. Mr. Whitters was with First Health Group Corp., a managed health care company, where he most recently served as an executive vice president from March 2004 until the company was sold in January 2005. He joined First Health Group Corp. as its controller in October 1986, served as its vice president, finance from August 1987 to March 2004 and its chief financial officer from March 1988 to March 2004. From 1984 through 1986, he served as controller of United HealthCare Corp., a diversified medical services company. From 1983 to 1984, he served as manager of accounting and taxation for Overland Express, a publicly traded trucking company. From 1980 to 1983, he was a senior manager for tax matters at Peat Marwick, a public accounting firm. Mr. Whitters holds a B.A. degree in accounting from Luther College in Decorah, Iowa.

Class II Directors Continuing in Office After Our Annual Meeting
      The following information is furnished regarding our Class II Directors whose term of office continues until our 2008 annual meeting of stockholders and the election of their successors.
      Gail P. Seneca, Ph.D., age 53, has been our chairman of our board and chief executive officer since our formation in 2003. Ms. Seneca was the chief investment officer and managing partner of Seneca Capital Management LLC from 1989 to 2005. Prior to founding Seneca Capital Management LLC in 1989, Ms. Seneca served from 1987 to 1989 as senior vice president of the Asset Management Division of Wells Fargo Bank where she managed assets in excess of $10 billion. From 1983 to 1987, Ms. Seneca was a chief investment strategist and head of fixed income for Chase Lincoln First Bank. Ms. Seneca attended New York University where she earned B.A., M.A. and Ph.D. degrees.
      Leonard Auerbach, Ph.D., age 59, has been one of our independent directors since March 2005. Dr. Auerbach is currently President of L, B, A & C, a consulting and investment company. Dr. Auerbach was founding president and chief executive officer of AIG-Centre Capital, a mortgage conduit, from 1999 to 2002 and was a general partner of Tuttle & Company, a leading industry consultant on mortgage hedging and analytics, from 1989 to 1997. From January 1998 to its sale to Greenpoint Bank in March 1999, Dr. Auerbach was a director of Headlands Mortgage. Dr. Auerbach also has served as a trustee of the RS and Robertson Stephens Investment Funds, a series of publicly traded mutual funds, since 1987, and, from 2001 until 2005 he served as a director of Sequoia National Bank in San Francisco. From 1973 to 1983, Dr. Auerbach served on the faculty of the Haas School of Business at the University of California, Berkeley. From 1975 to 1983, was a founding faculty member of the St. Mary’s College Executive MBA Program and from 1983 to 1989 was a full professor at the Executive and Graduate MBA programs at St. Mary’s College of California. He has written and lectured extensively on mortgage finance. Dr. Auerbach earned a B.A. in Mathematics from the University of Wisconsin and a Ph.D. in Management Science from the University of California, Berkeley.
      Robert B. Goldstein, age 65, has been one of our independent directors since 2003. Mr. Goldstein is chairman of the board of directors of Bay View Capital Corporation, a financial services firm. Mr. Goldstein has served as a director of Bay View Capital Corporation since 2001, and served as its president and chief executive officer from 2001 to 2003. Mr. Goldstein has been a member of the board of directors of Sunrise Services, Inc. since May 2004 and a member of the board of directors, audit committee, investor relations, and executive committees of F.N.B. Corporation, as well as chairman of its compensation committee since July 2003. Mr. Goldstein served as president of the Jefferson Division of Hudson United Bank in Philadelphia from 2000 to 2001, when Hudson United acquired Jeff Banks Inc., and was president of Jeff Banks Inc. from 1998 to 2000. Mr. Goldstein was chairman and chief executive officer of Regent Bancshares Corp. and Regent National Bank, Philadelphia, Pennsylvania, from 1997 to 1998, and, from 1993 to 1996, he served as president and chief executive officer of Lafayette American Bank in Connecticut. Mr. Goldstein holds a B.B.A. degree from Texas Christian University, from which he graduated magna cum laude, and also served for seven years on the faculty of Southern Methodist University’s Graduate School of Banking.

2005 Meetings
      During 2005, our board of directors held four meetings.
      In 2005, each member of our board of directors attended 75% or more of the meetings held by our board of directors and the committees of our board of directors on which the director served during 2005.
      We have a policy that actively encourages, but does not obligate, our directors to attend our annual stockholders’ meetings because we believe this policy provides our stockholders with an opportunity to communicate with the members of our board of directors. All of our directors attended our 2005 annual meeting of stockholders.
Committees of our Board of Directors
      Our board established an audit committee, a compensation committee and a governance and nominating committee in 2003. Our board of directors may establish other committees from time to time.

Audit Committee
      Our audit committee is currently composed of three directors: Bruce A. Miller, CPA (chairman), Robert B. Goldstein and Joseph E. Whitters, CPA. Our board of directors has determined that all members of the audit committee satisfy the independence requirements of the NYSE. Our board has also determined that:

•	all members of our audit committee qualify as an “audit committee financial expert,” as defined by the SEC, and

•	all members of our audit committee are “financially literate,” within the meaning of the NYSE rules, and “independent,” under the audit committee independence standards under the Securities Exchange Act of 1934, as amended, or the Exchange Act.
      Our audit committee acts pursuant to a written charter adopted by our board. Among other things, our audit committee charter calls upon our audit committee to:

•	oversee the accounting and financial reporting processes and compliance with legal and regulatory requirements on behalf of our board of directors and report the results of its oversight process to our board;

•	be directly and solely responsible for the appointment, retention, compensation, oversight, evaluation and, when appropriate, the termination and replacement of our independent registered public accounting firm;

•	review the annual engagement proposal and qualifications of our independent registered public accounting firm;

•	oversee the preparation of our annual report as required by applicable SEC disclosure rules;

•	review the integrity, adequacy and effectiveness of our internal controls and financial disclosure process; and

•	review and approve all related-party transactions.
      In 2005, our audit committee held six meetings.

Compensation Committee
      The members of our compensation committee are Robert B. Goldstein (chairman), Bruce A. Miller, CPA, and Donald H. Putnam. Our board of directors has determined that all of our compensation committee members qualify as:

•	“independent directors” under the NYSE independence standards;

•	“non-employee directors” under Exchange Act rule 16b-3; and

•	“outside directors” under Internal Revenue Code section 162(m).
      Our board of directors has delegated authority to our compensation committee to administer all of our equity incentive plans, to determine the chief executive officer’s salary and bonus and to make salary and bonus recommendations to our board regarding all other employees, including our president and chief operating officer and our chief financial officer. Our compensation committee acts pursuant to a written charter adopted by our board of directors. Among other things, our compensation committee charter calls upon our compensation committee to:

•	develop our overall compensation policies and our corporate goals and objectives relevant to our chief executive officer’s compensation;

•	evaluate our chief executive officer’s performance in light of those goals and objectives;

•	be directly and solely responsible for establishing our chief executive officer’s compensation based on this evaluation; and

•	make recommendations to our board of directors regarding the compensation of our officers other than our chief executive officer as well as our incentive compensation plans and equity-based plans.
      In 2005, our compensation committee held three meetings.

Governance and Nominating Committee
      Our governance and nominating committee implements our corporate governance practices and nominates candidates for election to our board of directors. The members of our governance and nominating committee are Robert B. Goldstein (chairman), Leonard Auerbach and Donald H. Putnam. Our governance and nominating committee is composed entirely of independent directors as required by NYSE rules.

      Our governance and nominating committee operates pursuant to a written charter adopted by our board. Among other things, our governance and nominating committee charter calls upon our governance and nominating committee to:

•	develop criteria for selecting new directors and identify individuals qualified to become board members and members of the various committees of our board;

•	select, or recommend that our board select, the director nominees for each annual meeting of our stockholders and the members of our board committees; and

•	develop and recommend corporate governance principles to our board.
      In 2005, our governance and nominating committee held one meeting.

Policy on Nominations by Stockholders
      Our governance and nominating committee will consider nominees recommended by stockholders. Any nominations should be submitted in writing to the chairman of our governance and nominating committee at our principal business address. The submission must include:

•	the nominating stockholder’s name, address and phone number and a statement of the number of shares of our stock beneficially owned by the nominating stockholder during the year preceding the date of nomination;

•	the nominee’s name, address and phone number; and

•	a statement of the nominee’s qualifications for board membership.
      The written materials must be submitted within the time permitted for submission of a stockholder proposal for inclusion in our proxy statement for our annual meeting. Our governance and nominating committee will evaluate prospective nominees suggested by stockholders in the same manner and utilizing the same criteria as any other prospective nominee identified by any other source. In general, the criteria and process that our governance and nominating committee follows are described below. In connection with this year’s annual meeting of stockholders, we did not receive any director nomination from stockholders beneficially owning 5% or more of our common stock.

Criteria for Evaluating Potential Nominees to the Board
      Our governance and nominating committee follows the following criteria for evaluating potential nominees to our board of directors and the nominations of current directors for reelection.
      Minimum Criteria. Any prospective board candidate must meet the following minimum criteria:

•	reputation of integrity, strong moral character and adherence to high ethical standards;

•	holds or has held a generally recognized position of leadership in the community and/or chosen field of endeavor, and has demonstrated high levels of accomplishment;

•	demonstrated business acumen and experience, and ability to exercise sound business judgment and common sense in matters that relate to our current and long-term objectives;

•	ability to understand basic financial statements and other financial information pertaining to us;

•	commitment to understand our business, industry and strategic objectives;

•	commitment and ability to attend and participate in meetings of our board of directors, board committees and stockholders;

•	ability to fulfill the responsibilities as one of our directors in light of the candidate’s other obligations, including obligations to the other boards on which the candidate serves;

•	willingness to represent and act in the interests of all of our stockholders rather than the interests of a particular group;

•	good health and ability to serve;

•	for prospective non-employee directors, independence under SEC and NYSE rules, and the absence of any material conflict of interest or legal impediment to, or restriction on, the nominee serving as a director; and

•	willingness to accept a nomination to serve as one of our directors.
      Other Factors. Our governance and nominating committee also considers the following factors in connection with its evaluation of each prospective nominee:

•	whether the prospective nominee will foster a diversity of skills and experiences;

•	whether the nominee possesses the requisite education, training and experience to qualify as “financially literate” or as an audit committee “financial expert” under applicable SEC and NYSE rules;

•	for directors standing for re-election, the incumbent director’s performance during his or her term, including the number of meetings attended, level of participation and overall contribution to us; and

•	the composition of our board and whether the prospective nominee will add to or complement our board’s existing strengths.

Process for Selecting Nominees to our Board
      Our governance and nominating committee uses the following process for selecting nominees to recommend to our board of directors.
      The committee initiates the process by preparing a slate of potential candidates who, based on their biographical information and other information available to the committee, appear to meet the criteria specified above and/or who have specific qualities, skills or experience being sought by the committee. Potential candidates may be considered based on informal input from our full board, management and/or stockholders or may come to the committee’s attention from the following other sources:

•	Outside Advisors. The committee may engage a third-party search firm or other advisors to assist in identifying prospective nominees.

•	Stockholder Suggestions. As described above, the committee will consider nominees suggested by our stockholders.

•	Incumbent Directors. The committee will consider whether incumbent directors whose terms are expiring should be nominated for reelection. Nomination of incumbent directors should not be viewed as automatic, but will be based on continuing qualification under the criteria set forth above. Incumbent directors are likely to be renominated because of their understanding of REITs and specialty finance companies and their ability to interact successfully with our full board and management. The committee assesses the incumbent director’s performance during his or her term, including the number of meetings attended, his or her level of participation and overall contribution to us; the number of other boards on which the individual serves; the individual’s effect on the composition of our board and any changed circumstances affecting the individual director that may bear on his or her ability to continue to serve on our board.

•	Key Members of Management. Our governance and nominating committee believes it is important that no more than three members of our management participate on our board. In any event, the number of our officers serving on our board at any time should be limited such that, at all times, a majority of our directors is “independent” under applicable SEC and NYSE rules.

      After reviewing appropriate biographical information and qualifications, the best qualified first-time candidates will be interviewed by the chairman of our governance and nominating committee and at least one other member of the committee and by our chairman of the board. Upon completion of the above procedures, our governance and nominating committee will select the potential candidates to be recommended to our full board for nomination for election at our annual meeting. Our board of directors is expected, but not required, to select its nominees from those candidates recommended to it by our governance and nominating committee.
Corporate Governance

Corporate Governance Guidelines
      On the recommendation of our governance and nominating committee, our board of directors adopted corporate governance guidelines. These guidelines address matters such as the frequency of board meetings, director tenure, director compensation, executive sessions of our independent directors and communication with and among our directors.

Lead Independent Director and Executive Sessions
      On the recommendation of our governance and nominating committee and in accordance with NYSE rules, our independent directors meet in regularly scheduled executive sessions without management. Our board of directors has established the position of lead independent director and our independent directors have elected Mr. Miller to serve in that position. Mr. Miller’s responsibilities as lead independent director include:

•	scheduling and chairing meetings of our independent directors, and setting agendas for the meetings;

•	facilitating communications between our independent directors and management; and

•	acting as a point of contact for persons who wish to communicate with our independent directors.

Communications with our Board and Independent Directors
      Anyone wishing to communicate with our full board or our independent directors may write to Mr. Miller in care of our independent outside counsel, Frederick W. Dreher, Esq., Duane Morris LLP, 30 South 17th Street, Pennsylvania, 19103.

Code of Business Conduct and Ethics
      Our board of directors has established a code of business conduct and ethics. Among other matters, our code of business conduct and ethics is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting of violations of our code to appropriate persons identified in our code; and

•	accountability for adherence to our code.

Public Availability of Corporate Governance Documents
      Our key corporate governance documents, including our corporate governance guidelines, our code of business conduct and the charters of our audit committee, compensation committee and governance and nominating committee are:

•	posted on our website; and

•	available in print to any stockholder who requests them from our corporate secretary.

Compensation of Directors
      Effective January 1, 2005, we pay each of our non-officer directors an annual fee at the rate of $50,000 for service on our board, pay our lead independent director an additional annual fee of $20,000 and pay the chairperson of each committee of our board an additional annual fee of $10,000. Meeting fees of $2,500 are paid for each board meeting a non-officer director attends and a fee of $1,500 for each meeting attended telephonically. We also pay committee meeting fees of $1,000 for each meeting of a committee of our board of directors that the director attends. We reimburse all of our directors for the expenses they incur in attending board and committee meetings. We may, from time to time, at the discretion of our compensation committee, grant options to purchase shares of our common stock to our directors under our stock incentive plans described below. We do not currently compensate our executive officers who are directors for their service as directors.

MANAGEMENT OF THE COMPANY

Our Executive Officers
      Certain information regarding our executive officers as of April 18, 2006 is as follows:

Name	Age	Position

Gail P. Seneca, Ph.D.	53	Chairman of the Board and Chief Executive Officer
S. Trezevant Moore, Jr.	53	President and Chief Operating Officer
Christopher J. Zyda	43	Senior Vice President and Chief Financial Officer
      From our formation in 2003 through December 31, 2005, Ms. Seneca was an employee and officer of Seneca and was paid by Seneca. As of December 31, 2005, Ms. Seneca resigned from Seneca in order to serve on a full-time basis as our chairman of the board and chief executive officer. From June 2003 through December 31, 2005, while still employed by Seneca, Ms. Seneca performed only ministerial functions directly for us, such as executing contracts and filing reports with regulatory agencies. In her capacity as an officer of Seneca during that time period, Ms. Seneca directed the performance of Seneca’s duties to us under the management agreement.

Business Experience of our Executive Officers
      Set forth below is a brief account of the business experience and education of our chief financial officer, Mr. Zyda. Ms. Seneca’s and Mr. Moore’s business experience and education information is set forth above under “Board of Directors—Our Directors.”
      Christopher J. Zyda is our senior vice president and chief financial officer. Prior to joining us in August 2003, Mr. Zyda was employed by eBay, Inc. from 2001 to 2003, where he served as vice president, financial planning and analysis. Prior to eBay, Mr. Zyda was employed by Amazon.com, Inc. from 1998 to 2001, where he held the positions of assistant treasurer, then treasurer, and eventually vice president and chief financial officer international. Prior to Amazon.com, Mr. Zyda was employed by The Walt Disney Company from 1989 to 1998, where he held several positions within the corporate treasury group, culminating as director, investments, with responsibility for over $4 billion of investment assets. Mr. Zyda earned a B.A. degree in English Literature from the University of California Los Angeles, and an M.B.A. degree from the Anderson School at UCLA.

EXECUTIVE COMPENSATION
      The following table summarizes the compensation we paid to our chief executive officer and to our two other most highly compensated executive officers whose compensation exceeded $100,000 in 2005. As mentioned above, from our formation in 2003 through December 31, 2005, Ms. Seneca was an employee of, and compensated by, Seneca. We refer to the persons identified in the following table as our named executive officers.
Summary Compensation Table

	Annual Compensation				Long-Term Compensation

					Restricted				Dividend
					Stock		Option		Equivalent
Name and Position	Year	Salary	Bonus(1)	Other	Awards(1)		Awards(1)		Rights(1)

Gail P. Seneca,	2005	—	—	—	—		—		—
Chairman of the Board	2004	—	—	—	—		—		—
and Chief Executive	2003	—	—	—	—		—		—
Officer(2)
S. Trezevant Moore, Jr.,	2005	$243,269	$350,000	—	$1,653,890	(4)	—		$92,500	(7)
President and Chief
Operating Officer(3)
Christopher J. Zyda,	2005	$225,002	$350,000	—	$101,780	(5)	—		$29,662	(7)
Senior Vice President and	2004	$200,000	$317,140	—	$288,920	(5)	—		$16,323	(7)
Chief Financial Officer	2003	$82,192	$15,155	—	$15,155	(5)	50,000	(6)	—	(7)

(1)	Amounts presented as bonus awards, stock awards, stock option awards and dividend equivalent rights, or DER. Except for DER, awards for 2005, 2004 and 2003 are amounts actually awarded by our compensation committee.

(2)	Ms. Seneca became our full-time employee on January 1, 2006 in accordance with an employment agreement we entered into effective January 1, 2006 as described below.

(3)	Mr. Moore commenced service on March 9, 2005.

(4)	In 2005, Mr. Moore received the following restricted stock award: (i) 125,000 shares of our common stock, which award vests in four equal annual installments on March 10, 2006, 2007, 2008 and 2009, and (ii) 32,000 shares of our common stock, which award vests in three equal annual installments on December 20, 2006, 2007 and 2008. As of year end 2005, based upon the December 30, 2005 closing price of our common stock of $7.51, the unvested shares of restricted stock held by Mr. Moore had a value of $1,179,070.

(5)	In 2005, Mr. Zyda received a restricted stock award of 14,000 shares of our common stock, which vests in three equal annual installments on December 20, 2006, 2007 and 2008. The closing price of our common stock on the December 20, 2005 grant date was $7.27, for a grant date value of $101,780. In 2004, Mr. Zyda received restricted stock awards of an aggregate of 16,633 shares, which vest at various times between April 26, 2005 and February 4, 2008. In 2003, Mr. Zyda received restricted stock awards of an aggregate of 1,288 shares, which vest in three equal annual installments on February 4, 2005, 2006 and 2007. As of year end 2005, based upon the December 30, 2005 closing price of our common stock of $7.51, the unvested shares of restricted stock held by Mr. Zyda had a value of $255,460.

(6)	On August 4, 2003, we granted Mr. Zyda stock options to purchase 50,000 shares of our common stock at an exercise price of $15.00 per share, which vest in three equal annual installments on August 4, 2004, 2005 and 2006 and expire ten years after the grant date.

(7)	Holders of restricted stock are eligible to quarterly dividend equivalent rights related to the unvested portion of restricted stock awards outstanding on the record date of each quarterly dividend.
     The following tables show information with respect to options exercised during the year ended December 31, 2005 and unexercised options held on December 31, 2005 by the persons named in the Summary Compensation Table and the status of their options at December 31, 2005.

Aggregated Option Exercises and Year End Option Values for Fiscal Year 2005

Value of Unexercised
			Number of Securities		In-the-Money
			Underlying Options at Fiscal		Options at
	Shares		Year End		Fiscal Year End
	Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Gail P. Seneca	—	—	—	—	—	—
S. Trezevant Moore, Jr.	—	—	—	—	—	—
Christopher J. Zyda	—	—	33,333	16,667	$0	$0
Equity Compensation Plan Information

(c) Number of securities
remaining available for
future issuance under
	(a) Number of securities to be	(b) Weighted-average	equity compensation
	issued upon exercise of	exercise price of	plans — excluding
	outstanding options, warrants	outstanding options,	securities reflected in
Plan Category	and rights	warrants and rights	column (a)

Equity compensation plans approved by security holders	55,000	$14.82	1,737,334
Equity compensation plans not approved by security holders	—	—	—
Total	55,000	$14.82	1,737,334	(1)

Employment Agreements
      Effective December 9, 2005, with the approval of our compensation committee, we entered into employment agreements with Gail P. Seneca, S. Trezevant Moore, Jr. and Christopher J. Zyda. A summary of the principal provisions of these employment agreements follows.

Ms. Seneca
      Base Salary. Ms. Seneca’s base salary is at an annual rate of $650,000 per year.
      Incentive Bonus. Ms. Seneca is entitled to a minimum annual cash bonus of $350,000.
      Restricted Stock Grant. Effective January 1, 2006, we awarded 300,000 restricted shares of common stock to Ms. Seneca. One-third of the shares vested on January 1, 2006, and one-third of the shares will vest on each of January 1, 2007 and January 1, 2008 assuming Ms. Seneca continues as our Chairman of the Board and Chief Executive Officer through 2007 and as our Chairman of the Board through 2008.
      Change of Control. Our employment agreement with Ms. Seneca provides that, upon a Change of Control (as defined in her employment agreement), all of her restricted stock awards will immediately vest in full and she will be entitled to the payment of her base salary and incentive bonus for the remainder of the term of her employment agreement.
      Employment Term. Our employment agreement with Ms. Seneca provides that her employment is for a period of three years and, unless her employment is terminated in accordance with the agreement, the term is extended each day the agreement is in effect so that at all times the agreement has a then current three-year term.

Mr. Moore
      Base Salary. Mr. Moore’s base salary is at an annual rate of $350,000.
      Incentive Bonus. Mr. Moore is entitled to a minimum annual cash bonus of $175,000.
      Restricted Stock Grant. Mr. Moore is entitled to awards restricted shares of Luminent common stock, which vest over three years, one-third each year on the anniversary dates of the Award, provided Mr. Moore remains employed by us during the three-year period. Mr. Moore received a restricted stock award of 32,000 shares in respect of 2005. Our compensation committee has established a guideline for annual restricted stock awards to Mr. Moore ranging from 10% to 80% of his salary.
      Change of Control. Our employment agreement with Mr. Moore provides that, upon a Change of Control, all of his restricted stock awards will immediately vest in full and he will be entitled to the payment of his base salary and his minimum annual bonus for the remainder of the term of his employment agreement.
      Employment Term. Our employment agreement with Mr. Moore provides that his employment is for a period of three years and, unless his employment is terminated in accordance with the agreement, the term is extended each day the agreement is in effect so that at all times the agreement has a then current three-year term.

Mr. Zyda
      Base Salary. Mr. Zyda’s base salary is at an annual rate of $250,000.
      Incentive Bonus. Mr. Zyda is entitled to a minimum annual cash bonus of $125,000.
      Restricted Stock Grant. Mr. Zyda is entitled to restricted shares of Luminent common stock, which vest over three years, one-third each year on the anniversary dates of the Award, provided Mr. Zyda remains employed by us during the three-year period. Mr. Zyda received a restricted stock award of 14,000 shares in respect of 2005. Our compensation committee has established a guideline for annual restricted stock awards to Mr. Zyda ranging from 10% to 60% of his annual salary.
      Change of Control. Our employment agreement with Mr. Zyda provides that, upon a Change of Control, all of his restricted stock awards will immediately vest in full and he will be entitled to the payment of his base salary and minimum annual bonus for the remainder of the term of his employment agreement.
      Employment Term. Our employment agreement with Mr. Zyda provides that his employment is for a period of one year and, unless his employment is terminated in accordance with the agreement, the term is extended each day the agreement is in effect so that at all times the agreement has a then current one-year term.

REPORT OF OUR COMPENSATION COMMITTEE
      The following report of our compensation committee and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and shall not be deemed filed or incorporated by reference into any filing by us under the Exchange Act, except to the extent that we specifically incorporate this report or the performance graph by reference.
      The charter of our compensation committee provides that our compensation committee is to assist our board of directors in:

•	developing the overall compensation policies and the corporate goals and objectives relevant to the compensation of our chief executive officer;

•	evaluating our chief executive officer’s performance in light of those goals and objectives;

•	establishing the compensation of our chief executive officer based on this evaluation; and

•	recommending to our board of directors the compensation of our other officers as well as our incentive compensation plans and equity-based plans.
      The full text of our compensation committee’s charter is available on our website (www.luminentcapital.com). Our compensation committee reviews its charter on an annual basis.
      Mr. Moore’s compensation for 2005 was governed by a letter agreement that our compensation committee approved when he commenced his employment with us in 2005. Mr. Zyda’s base and bonus compensation for 2005 was governed by an employment agreement that our compensation committee approved in 2003.
      During 2005, our compensation committee also administered our stock incentive plans. The policy behind our stock incentive plans is to provide an incentive for our long-term success and to increase stockholder value. Our stock incentive plans provide an incentive for the creation of stockholder value because the full benefit of the incentive can only be realized if the price of our common stock appreciates over time.
      On December 9, 2005, our compensation committee approved:

•	the payment of cash bonuses and the issuance of restricted stock awards to Mr. Moore and Mr. Zyda in respect of 2005 as described under “Executive Compensation—Employment Agreements;”

•	employment agreements between us and each of Ms. Seneca, Mr. Moore and Mr. Zyda as described under “Executive Compensation—Employment Agreements;” and

•	our agreement to purchase vested restricted stock award shares from each of these officers from time to time upon their request in such amounts as are sufficient to enable each such officer to pay applicable state and federal income taxes resulting from such vesting, subject to our compensation committee’s approval of the price per share of any such purchase prior to the consummation of any such purchase.

Members of the Compensation Committee

Robert B. Goldstein, Chairman
Bruce A. Miller, CPA
Donald H. Putnam

Compensation Committee Interlocks
      None of the members of our compensation committee is a current or former officer or employee of our company. During 2005, none of our executive officers served as members of the board of directors or of the compensation committee of any entity that has one or more executive officers who served on our board of directors or our compensation committee.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Management Agreement
      On March 26, 2005, we entered into an Amended and Restated Management Agreement, or Amended Agreement, dated as of March 1, 2005 with Seneca Capital Management LLC, or the Manager. The Amended Agreement replaced a management agreement that had been in effect since our formation in 2003. From our formation through December 31, 2005, Gail P. Seneca, our chairman of the board and chief executive officer, was employed by the Manager. Effective January 1, 2006, Ms. Seneca became our full-time employee.
      The Amended Agreement provides, among other things, that we will pay certain fees and reimbursements to the Manager, in exchange for investment management and certain administrative services with respect to the spread portion of our investment portfolio as follows:

•	base management compensation equal to a percentage of our applicable average net worth, as defined in the Amended Agreement, payable quarterly in arrears, calculated at the following rates per annum:

•	0.90% of the first $750 million;

•	0.70% of the next $750 million; and

•	0.50% of the amount in excess of $1.5 billion;

•	incentive management compensation equal to a percentage of applicable average net worth, as defined in the Amended Agreement, payable annually, calculated at the following rates per annum:

•	0.35% for the first $750 million of applicable average net worth;

•	0.20% for the next $750 million of applicable average net worth; and

•	0.15% for the applicable average net worth in excess of $1.5 billion if the return on assets, as defined in the Amended Agreement, for any such fiscal year exceeds the threshold return, defined as the average of the weekly values for any period of the sum of (i) the 10-year U.S. Treasury rate for such period and (ii) 2%; and

•	out-of-pocket expenses and certain other costs incurred by the Manager and related directly to us.
      The base management compensation for the years ended December 31, 2005 and 2004, was $4.2 million and $4.1 million, respectively.
      Incentive compensation expense for the years ended December 31, 2005 and 2004 was $1.3 million and $4.9 million, respectively. Under the Amended Agreement, the Manager did not earn any incentive compensation during the year ended December 31, 2005. The incentive compensation expense of $1.3 million for the year ended December 31, 2005 related to restricted common stock awards granted for incentive compensation earned in prior periods that vested during the year.

Share Price Performance Graph
      The following graph compares the total cumulative stockholder return from a $100 investment in our common stock and in the stocks making up two comparative stock indices on December 19, 2003 (the date our common stock was listed on the NYSE) through December 31, 2005. The graph reflects stock price appreciation and the reinvestment of dividends paid on our common stock and for each of the comparative indices.

	12/19/2003	12/31/2003	12/31/2004	12/30/2005

LUMINENT MTG CAP INC	100	104	100	69

BBG REIT Mortgage Index	100	102	130	109

S&P 500 Index	100	102	113	119

DELOITTE & TOUCHE LLP FEES FOR 2005
      Our independent registered public accounting firm for the years ended December 31, 2005 and 2004, was Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates, which we refer to collectively as Deloitte & Touche in this proxy statement.
      Audit fees, audit-related fees and tax fees that we paid to Deloitte & Touche aggregated $735,093 and $467,138 for the years ended December 31, 2005 and 2004, respectively,. A description of these fees follows:

Audit Fees
      We paid Deloitte & Touche $651,718 and $451,533 for audit services rendered for the years ended December 31, 2005 and 2004, respectively. These fees related to:

•	the audit of our financial statements;

•	the audit of our internal controls over financial reporting;

•	the review of our quarterly financial statements;

•	the required procedures related to issuing comfort letters for issuances of common stock during those periods; and

•	the review of and the required procedures related to our quarterly financial statements and other financial data included in our filings with the SEC.

Audit-Related Fees
      We paid Deloitte & Touche $54,010 and $15,605 for audit-related services for the years ended December 31, 2005 and 2004, respectively. These fees related to services provided by Deloitte & Touche in connection with our securitization transactions and accounting and documentation for our interest rate derivatives and hedging activities subject to Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities.”

Tax Fees
      We paid Deloitte & Touche $29,365 and $17,680 for tax services for the years ended December 31, 2005 and 2004, respectively. These fees related to income tax compliance and related tax services.

All Other Fees
      We did not pay Deloitte & Touche any other fees for services for the years ended December 31, 2005 and 2004.
Audit Committee Pre-Approval Policies and Procedures
      Our audit committee is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. As part of this responsibility, our audit committee is required to pre-approve the audit and non-audit services performed by Deloitte & Touche in order to assure that these services do not impair the independence of Deloitte & Touche from us. Accordingly, our audit committee has adopted an audit and non-audit services pre-approval policy, which sets forth the procedures and the conditions pursuant to which services proposed to be performed by our independent registered public accounting firm may be pre-approved. Our audit committee believes that the combination of a general pre-approval approach and specific pre-approval approach will result in an effective and efficient procedure to pre-approve services provided by our independent registered public accounting firm. Unless a type of service has received general pre-approval, it requires specific pre-approval by our audit committee if it is to be provided by our independent registered public accounting firm. Any proposed services exceeding pre-approved cost levels or budgeted amounts also require specific pre-approval by our audit committee.
      The services to be provided by our independent registered public accounting firm and pre-approved by our audit committee include audit, audit-related, tax and all other services. The term of any general pre-approval is 12 months from the date of the pre-approval, unless our audit committee considers a different period and states otherwise. Our audit committee annually reviews and pre-approves the services that may be provided by our independent registered public accounting firm on a general pre-approval basis. Our audit committee will add or subtract to the list of general pre-approved services from time to time, based on subsequent determinations.
      Our audit committee may delegate either type of pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decision to our audit committee at its next scheduled meeting.
      Pre-approval fee levels or budgeted amounts for all services to be provided by Deloitte & Touche will be established annually by our audit committee. Any proposed services exceeding these levels or amounts will require specific pre-approval by our audit committee. Our management and our independent registered public accounting firm will report to our audit committee at each regularly scheduled meeting on the status of fees incurred fiscal year-to-date for each category of service as well as any changes to expected fee levels for such services.
AUDIT COMMITTEE REPORT
      The following report of our audit committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by us under the Securities Act of 1933 or the Exchange Act, except to the extent that we specifically incorporate this report by reference therein.
      The charter of our audit committee provides that the purpose of our audit committee is to assist our board of directors in:

•	the oversight of our accounting and financial reporting processes and the audits of our financial statements;

•	the preparation of the annual report of our audit committee required by the disclosure rules of the SEC;

•	the oversight of the integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent registered public accountants;

•	the retention of our independent registered public accountants;

•	the adequacy of our system of internal controls; and

•	the performance of our independent registered public accountants and of our internal audit function.
      The full text of our audit committee’s charter is available on our website (www.luminentcapital.com). Our audit committee reviews its charter on an annual basis.

      In carrying out these responsibilities, our audit committee, among other things:

•	monitors preparation of quarterly and annual financial reports by our management;

•	supervises the relationship between us and our independent registered public accountants, including having direct responsibility for their appointment, compensation and retention; reviewing the scope of their audit services; approving audit and non-audit services and confirming the independence of our independent registered public accountants; and

•	oversees management’s implementation and maintenance of effective systems of internal and disclosure controls, including review of our policies relating to legal and regulatory compliance, ethics and conflicts of interest and review of our internal audit program.
      Our audit committee met six times during 2005. When it deems it appropriate, our audit committee holds meetings with our independent registered public accountants and with our internal auditors in executive sessions at which our management is not present.
      As part of its oversight of our financial reporting process, our audit committee reviews our annual and quarterly financial statements and discusses them with our independent registered public accountants and with management prior to the issuance of the statements. During 2005, management and our independent registered public accountants advised our audit committee that each of our financial statements had been prepared in accordance with generally accepted accounting principles. They also reviewed significant accounting and disclosure issues with our audit committee. These reviews included discussion with our independent registered public accountants as to the matters required to be discussed pursuant to Statement of Auditing Standards No. 61 (Communication with Audit Committees), including the accounting principles we employ, the reasonableness of significant judgments made by our management and the transparency of our financial statements. Our audit committee discussed with Deloitte & Touche matters relating to its independence, including a review of audit and non-audit fees and the written disclosures and letter from Deloitte & Touche to our audit committee pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee).
      Our audit committee also reviewed methods of enhancing the effectiveness of our internal and disclosure control system. Our audit committee, as part of this process, analyzed steps taken to implement recommended improvements in our internal control procedures.
      Based on our audit committee’s reviews and discussions as described above, the members of our audit committee recommended to our board of directors that our board of directors approve the inclusion of our audited financial statements in our annual report on Form 10-K for the year ended December 31, 2005 for filing with the SEC.

Members of the Audit Committee

Bruce A. Miller, CPA, Chairman
Robert B. Goldstein
Joseph E. Whitters, CPA

OTHER MATTERS
Other Proposals
      Our board of directors knows of no matters other than the election of directors that will be presented for consideration at our annual meeting. If any other matters are properly brought before our annual meeting, the proxies will be voted in accordance with the judgment of the person or persons voting such proxies.
Section 16(a) Beneficial Ownership Reporting Compliance
      Under Section 16(a) of the Exchange Act, our directors, executive officers and persons holding 10% or more of our common stock are required to file forms reporting their beneficial ownership of our common stock and subsequent changes in that ownership with the SEC. Such persons are also required to furnish us copies of the forms so filed. Based solely upon a review of copies of such forms filed with us, we believe that during 2005 our executive officers and directors and our stockholders owning 10% or more of our common stock complied with the Section 16(a) filing requirements on a timely basis.
Annual Report
      This proxy statement is accompanied by a copy of our annual report to stockholders for the year ended December 31, 2005, including financial statements audited by Deloitte & Touche, our independent registered public accounting firm for 2005. The annual report includes the independent registered public accounting firm’s report dated March 9, 2006.
Stockholder Proposals for 2007 Annual Meeting
      Any stockholder who, in accordance with and subject to the provisions of Rule 14a-8 of the proxy rules of the SEC, wishes to submit a proposal for inclusion in our proxy statement for our 2007 annual meeting of stockholders must deliver such proposal in writing to our Corporate Secretary, Luminent Mortgage Capital, Inc., One Market Street, Spear Tower, 30th Floor, San Francisco, California 94105, not later than December 20, 2006.
      Pursuant to Section 2.9(a) of our by-laws, if a stockholder wishes to present at our 2007 annual meeting of stockholders (i) a proposal relating to nominations for and election of directors or (ii) a proposal relating to a matter other than nominations for and election of directors, otherwise than pursuant to Rule 14a-8 of the proxy rules of the SEC, the stockholder must comply with the provisions relating to stockholder proposals set forth in our by-laws, which are summarized below. Written notice of any such proposal containing the information required under our by-laws, as described herein, must be delivered in person, by first class United States mail postage prepaid or by reputable overnight delivery service to the attention of our Secretary, at our principal executive offices at One Market Street, Spear Tower, 30th Floor, San Francisco, California 94105 during the period commencing on November 20, 2006 and ending on December 20, 2006. Any such notice must contain the name and address of the proposing stockholder, as they appear on our stock ledger and the current name and address, if different, and the name and address of any other stockholder supporting the nominee for election as a director or the proposal of other business on the date of the stockholder’s notice. In order to present such proposal, the proposing stockholder must be a stockholder of record, both at the time of giving of the notice under Section 2.9(a) of our by-laws and at the time of the annual meeting, who is entitled to vote at the meeting.
      A written nomination for a director must set forth:

•	the name, age, business address and residence address of each person so proposed;

•	the class, series and number of any shares of our stock that are beneficially owned by such individual within the meaning of SEC Rule 13d-3;

•	the class, series and number of all shares of our stock that are beneficially owned by the proposing stockholder or by any person associated with the proposing stockholder, including the number of shares held beneficially but not of record by such stockholder and by any such associated person;

•	the date such shares were acquired and the investment intent of such acquisition;

•	all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of directors in an election contest, even if an election contest is not involved, or is otherwise required, in each case pursuant to Regulation 14A, or any successor provisions, under the Exchange Act and the rules thereunder; and

•	the written consent of each person so proposed to serve as a director if nominated and elected as a director.

      With respect to nominations by stockholders, only candidates nominated by stockholders for election as a member of our board of directors in accordance with our by-law provisions as summarized herein will be eligible to be nominated for election as a member of our board of directors at our 2007 annual meeting of stockholders, and any candidate not nominated in accordance with such provisions will not be considered or acted upon for election as a director at our 2007 annual meeting of stockholders.
      A written proposal relating to a matter other than a nomination for election as a director must set forth information regarding the matter equivalent to the information that would be required under the proxy rules of the SEC if proxies were solicited for stockholder consideration of the matter at a meeting of stockholders, including but not limited to:

•	a description of such matter, the reasons for proposing such matter at the meeting and any material interest in such matter of such stockholder or any person associated with such stockholder, individually or in the aggregate, including any anticipated benefit to the stockholder or any person associated with such stockholder; and

•	the class, series and number of all shares of our stock that are owned by such stockholder or by such associated person, if any.
      Only stockholder proposals submitted in accordance with the by-law provisions summarized above will be eligible for presentation at our 2007 annual meeting of stockholders, and any matter not submitted to our board of directors in accordance with such provisions will not be considered or acted upon at our 2007 annual meeting of stockholders.
April 18, 2006

By Order of the Board of Directors,

Christopher J. Zyda
Secretary

DETACH HERE

PROXY

LUMINENT MORTGAGE CAPITAL, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING
OF STOCKHOLDERS TO BE HELD ON MAY 24, 2006

     The undersigned hereby appoints Gail P. Seneca and Christopher J. Zyda and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Luminent Mortgage Capital, Inc., which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Luminent Mortgage Capital, Inc. to be held at One Market Street, Spear Tower, 30th Floor, San Francisco, California 94105, on Wednesday, May 24, 2006, and at any and all postponement, continuation and adjournment thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED IN PROPOSAL 1, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

Address Change/Comments (Mark the corresponding box on the reverse side)

     ☐       Please mark votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” IN PROPOSAL 1

1.	To elect two directors (Messrs. Miller and Putnam) as Class III directors to hold office until the 2009 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

WITHHOLD
AUTHORITY TO
Nominees:	FOR ALL	VOTE FOR ALL
(1) Bruce A. Miller, CPA, and	NOMINEES	NOMINEES
(2) Donald H. Putnam.	☐	☐

(INSTRUCTION: To withhold authority to vote for any nominee, check this box and write such nominee’s name below.)

2.	In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Mark box at right if you plan to attend the Annual Meeting.	☐

Mark box at right if an address change and note at left.	☐

PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE, WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

Signature	Signature	Date

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.